                                                                 EXHIBIT 99.B(7)

               SunAmerica Disinterested Trustees' and Directors'
                                Retirement Plan

     Section 1. Adoption and Purpose.  The SunAmerica Fund or the Anchor Series
                --------------------
Trust designated on Schedule A, as the case may be (the "Adopting Fund"), has adopted the SunAmerica Disinterested Trustees' and Directors' Retirement Plan (the "Plan"). The purpose of this Plan is to provide, in accordance with the following terms, deferred compensation in the nature of pension benefits for (i) Trustees of the Adopting Fund, if it is organized as a Massachusetts business trust, and (ii) Directors of the Adopting Fund, if it is organized as a corporation, who in either such case are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended). Such disinterested Trustees or disinterested Directors are referred to herein collectively as "Trustees."

     Section 2. Effective Date.  This Plan shall be effective as of January 1,
                --------------
1993.

     Section 3. Participation.  Each Trustee shall become a participant in this
                -------------
Plan ("Participant") upon the earlier of (a) attainment of age 55 and completion of ten consecutive years of service as a Trustee of any of the SunAmerica Funds or the Anchor Series Trust or (b) attainment of age 60 and completion of five consecutive years of service as a Trustee of any of the SunAmerica Funds or the Anchor Series Trust. Notwithstanding the foregoing, a Trustee who was a Trustee on January 1, 1993, and who at that time, was under age 55, shall become a Participant in this Plan upon completion of ten consecutive years of service, without regard to his age at the time of completion of such service. Years of service shall include service prior to the adoption of this Plan, and service as a Trustee of any predecessor fund of an Adopting Fund.

     Section 4. Eligibility for Benefits.  Any Participant shall be eligible for
                ------------------------
the benefits described in Section 5 of the Plan upon (i) his death or disability (within the meaning of Subsection 5(c) of the Plan) while a Trustee or (ii) the termination of his tenure as a Trustee, other than by removal for cause, after becoming a Participant, as provided in Section 3 of the Plan, and on or before his 70th birthday. No benefits shall be payable to any Trustee whose service as a Trustee terminates otherwise than as provided in this Section 4. Failure to satisfy the requirements of this Section 4 shall result in forfeiture of any benefits to which a Trustee might otherwise have been entitled under this Plan.

     Section 5. Benefits.
                --------

        (a) Amount.  As of each of the first ten birthdays, prior to his 70th
            ------
     birthday, on which he is both a Trustee and a Participant, each Participant shall be credited with an amount equal to 50% of his regular fees, excluding separate committee meeting fees, for his services as a Trustee of the Adopting

     Fund for the calendar year in which such birthday occurs (but in no event shall such amount be less than 50% of the regular fees, excluding separate committee meeting fees, in effect for 1993). As of each birthday, prior to his 70th birthday, on which he is both a Trustee and a Participant, each Participant shall also be credited with an amount equal to 8.50% of any amount credited under this Section 5(a) as of any previous birthday. Following a Participant's satisfaction of the requirements of Section 4 for eligibility for benefits under the Plan, any amounts previously credited under this Section 5 that have not been distributed as of any subsequent birthday of the Participant (or any subsequent corresponding date on which the Participant's birthday would have occurred if he were alive) shall be credited as of such subsequent birthday or corresponding date with 8.5% of such undistributed amounts.

        (b) Retirement Benefits. On or before the earlier of (i) the last day of
            -------------------
     the calendar year immediately preceding the calendar year in which payment of benefits commences under this Subsection 5(b) or (ii) the date six months preceding the date on which payment of benefits commences under this Subsection 5(b), each Participant may elect in writing, in a form and manner acceptable to the Committee, as defined herein in Section 7, the form for payment of benefits under the Plan. Any such election may be revoked and a new election made prior to the earlier of (i) the last day of the calendar year immediately preceding the calendar year in which payment of benefits commences under this Subsection 5(b) or (ii) the date six months preceding the date on which payment of benefits commences under this Subsection 5(b), but any election in effect as of the earlier of such dates shall be irrevocable. No Participant may make more than one election in any calendar year, and all elections shall be subject to approval by the Committee. A Participant may elect to receive such benefits in the form of either (i) a lump sum or (ii) quarterly, semi-annual or annual installments for a period of 5, 10 or 15 years, as the Participant may elect, with payment of each installment on the quarterly, semiannual or annual anniversary of the initial payment hereunder. The amount of each installment shall be a quotient, the numerator of which is the aggregate amount credited to the Participant under Subsection 5(a) as of the date for payment under this Subsection 5(b), reduced by the amount of all previous payments under the Plan, and the denominator of which is the number of installments remaining. Payment of benefits shall commence as soon as practicable following the Participant's satisfaction of the requirements of
     Section 4 by reason of the termination of his tenure as a Trustee. If no election is in effect at such time, benefits shall be paid in a lump SUM.

        (c) Disability Benefits.  If a Participant satisfies the requirements of
            -------------------
     Section 4 by becoming disabled while a Trustee, all amounts credited to him under Subsection 5(a) shall be paid to him as soon as practicable in accordance with his election for the form for payment of retirement benefits. If no election is in effect at such time, benefits shall be paid in a lump sum. A Participant shall be disabled if the Committee determines, in its sole discretion, that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

        (d) Death Benefits.  If a Participant dies after satisfying the
            --------------
     requirements of Section 4 (or satisfies such requirements by reason of his death) but before receiving all amounts credited to him under Subsection 5(a), any such remaining amounts shall be paid to the beneficiary designated in writing by the Participant, which designation shall be in a form and manner acceptable to the Committee, with payment commencing as soon as practicable after the Participant's death. Payment to the Participant's designated beneficiary shall be in a lump sum or installments for a period of years, in accordance with the Participant's election for the form for payment of retirement benefits. If no election is in effect at such time, benefits shall be paid in a lump sum. If the Participant fails to execute a valid beneficiary designation, any amounts otherwise payable to a designated beneficiary under this Subsection 5(d) shall be paid in a lump sum to the Participant's estate as soon as practicable after the Participant's death. If the Committee is unable to locate the Participant's beneficiary within two years following the Participant's death, any amounts otherwise payable to the beneficiary under this Subsection 5(d) shall be paid in a lump sum to the Participant's estate. Notwithstanding any provision of this Subsection 5(d) or any beneficiary designation by the Participant to the contrary, any Participant's surviving spouse whose interests in marital property are determined under the community property laws of any state shall receive 50% of amounts otherwise payable under this Subsection 5(d), and the remainder of such amounts shall be paid in accordance with this Subsection 5(d).

     Section 6. Participants' Rights Unfunded and Unsecured.  This Plan shall
                -------------------------------------------
not be deemed to create any trust, escrow or other funding arrangement. The right of any Participant to benefits under this Plan shall be an unsecured claim against the general assets of the Adopting Fund. If the Adopting Fund is merged with any other SunAmerica Fund(s), the obligations of the Adopting Fund under this Plan shall become obligations of the merged fund and shall be aggregated with any similar pre-merger obligations of the other SunAmerica Fund(s) involved in the merger under any similar retirement plan. If the Adopting Fund is liquidated, all amounts credited to a Participant under Section 5(a) as of the liquidation date shall be paid to him in a lump sum as soon as practicable, provided that if the Participant has not yet reached age 60, such amounts shall be discounted to reflect payment prior to age 60, using the interest rates used by the Pension Benefit Guaranty

Corporation as of the date of distribution to determine the present value of a lump sum distribution on termination of a tax-qualified pension plan.

     Section 7. Administration.  This Plan shall be administered by a committee
                --------------
(the "Committee"), the members of which shall be appointed by the Board of Trustees or Board of Directors of the Adopting Fund. The Committee shall be responsible for the interpretation of the Plan and establishment of the rules and regulations governing Plan administration. Any decision or action made or taken by the Committee, arising out of or in connection with the construction, administration or interpretation of the Plan or of its rules and regulations, shall be conclusive and binding upon all Participants. In making any such decision or taking any such action, the Committee shall have full and complete discretion and authority to make eligibility determinations, construe provisions of the Plan and resolve factual issues. All expenses of administering the Plan shall be paid by the Adopting Fund and shall not affect the Participants, right to or amount of benefits.

     Section 8. Termination of Plan.  The Board of Trustees of the Adopting Fund
                -------------------
may terminate the Plan at any time. Upon termination of the Plan, benefits shall continue to be credited and paid in accordance with Section 5 hereof to, or in respect of, any deceased Participant or any Trustee or former Trustee who is a Participant as of the date of termination of the Plan. No other payments shall be made to any person under the Plan after the date of termination of the Plan.

     Section 9. Amendment of Plan.  The Board of Trustees or Board of Directors
                -----------------
of the Adopting Fund may, without the consent of any Participant, amend the Plan at any time and from time to time, provided, however, that no amendment shall divest any Participant of rights to which he would have been entitled under
Section 8 if the Plan had been terminated on the effective date of such amendment.

     Section 10.  Rights Non-Assignable.  The rights of a Participant to receive
                  ---------------------
payments under Section 5 shall not be assignable, nor shall they be subject to garnishment, attachment, or any other legal process of creditors of a Participant. Nothing in the Plan shall create any benefit, right, cause of action, assignment, transfer or encumbrance in favor of any spouse, heirs or the estate of any Participant. Notwithstanding the provisions of this Section 10, each Participant agrees, as a condition of participation, to hold the Adopting Fund, its officers, Board of Trustees or Board of Directors, employees and agents harmless from any claim that may arise out of the Adopting Fund's compliance with an order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     Section 11.  Withholding of Taxes.  The Adopting Fund shall have the right
                  --------------------
to retain from distributions payable to a

Participant amounts required by any government to be withheld and paid to such government with respect to such payments.

     Section 12.  No Agreement to Retain Trustees.  Nothing in this Plan shall
                  -------------------------------
be construed to provide any Trustee with an agreement or understanding, express or implied, that the Trustee shall be retained as a Trustee for any specified period of time or that the Board of Trustees or Board of Directors of the Adopting Fund shall nominate the Trustee for reelection.

     Section 13.  Acceptance.  The acceptance of payments under this Plan by any
                  ----------
Participant constitutes his acceptance of the terms of the Plan and his agreement to be bound thereby.

                SUNAMERICA DIRECTORS'/TRUSTEES' RETIREMENT PLAN
                          ENROLLMENT APPLICATION FORM

1. PERSONAL DATA

Name:_________________________  Date Elected:___________________________________

Address:______________________    Social Securities Number:_____________________

______________________________  Telephone Number:_______________________________

City, State, Zip:_____________  Birthdate:______________________________________

________________________________________________________________________________

2. METHOD OF PAYMENT OF BENEFITS (Please Check One)

(a)___Lump Sum or

(b)___Quarterly, ___Semi-Annual or ___ Annual installments made over a period of:
     ___5 years  ___10 years  ___15 years

     Any such election may be revoked and a new election made prior to the earlier of (i) the last day of the calendar year immediately preceding the calendar year in which payment of benefits commences under Subsection 5(b)of the Plan or (ii) the date six months preceding the date on which payment of benefits commences under Subsection 5(b), but any election in effect as of the earlier of such dates shall be irrevocable.

     You may make only one election per calendar year, and all elections are subject to approval by the Committee.
________________________________________________________________________________

3. DESIGNATION OF BENEFICIARY

Name: __________________________________________________________________________

Address: _______________________________________________________________________

Telephone:______________________________________________________________________

Social Security Number:_________________________________________________________


     If you fail to designate a beneficiary or your beneficiary cannot be located within two (2) years after your death, any death benefits shall be paid to your estate in accordance with the provisions of Subsection 5(d) of the Plan.

     Notwithstanding any beneficiary designation, if you are subject to the community property laws of any state, 50% of the amount of the death benefits shall be payable to your surviving spouse under Subsection 5(d) of the Plan.

     Any beneficiary named which can be located by reasonable efforts within two
(2) years after your death will receive payments in accordance with your election for the method of payment of benefits in Part 2 above.

     This Form automatically revokes any prior beneficiary designations you have made.



-------------------------------------    ---------------------------------------
Participant's Signature                  Date


--------------------------------------------------------------------------------

                                Acknowledgment
                                --------------

     I understand that I shall become a participant in the Retirement Plan in accordance with the provisions of Section 3 of the Plan.


Signature ________________________      Date___________________________________